Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 25, 2014 (July 22, 2014 as to the effects of the Blackhawk discontinued operations described in Note B and subsequent events in Note U) relating to the consolidated financial statements of Safeway Inc. and subsidiaries, and the effectiveness of Safeway Inc.'s internal control over financial reporting, appearing in this Current Report on Form 8-K dated July 22, 2014 of Safeway Inc. and subsidiaries:

•	No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

•	No. 33-42432 on Form S-8 and Form S-3 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-48884 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-63803 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc.,

•	No 333-87289 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-112976 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-91975 on Form S-8 regarding the Dominick's Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as amended, and the Randall's Food Markets, Inc. ESOP/401(k) Savings Plan,

•	No. 333-30820 on Form S-8 regarding the Safeway Executive Deferred Compensation Plan and Canada Safeway Limited Executive Deferred Compensation Plan,

•	No. 333-45920 on Form S-8 regarding the Safeway 401(k) Plan,

•	No. 333-169022 on Form S-8 regarding the Safeway 401(k) Plan,

•	No. 333-64354 on Form S-8 regarding the 2001 Restatement of the Vons Companies, Inc. Pharmacists' 401(k) Plan and Trust,

•	No. 333-169021 on Form S-8 regarding the Vons Companies, Inc. Pharmacists' 401(k) Plan,

•	No. 333-143255 on Form S-8 regarding the 2007 Equity and Incentive Award Plan of Safeway Inc.,

•	No. 333-174465 on Form S-8 regarding the Safeway Inc. 2011 Equity and Incentive Award Plan,

•	No. 333-177489 on Form S-3 regarding Debt and Equity Securities, and

•	No. 333-190634 on Form S-8 regarding the Safeway 401(k) Plan.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
July 22, 2014